UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018
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AVADEL PHARMACEUTICALS PLC
(Exact name of registrant as specified in its charter)
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Ireland (State or Other Jurisdiction of Incorporation)	000-28508 (Commission File Number)	98-1341933 (I.R.S. Employer Identification No.)
Block 10-1 Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Registrant's telephone number, including area code: +353 1 485 1200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

As part of its ongoing intellectual property litigation with Ferring Pharmaceuticals (“Ferring”) in the US District Court for the Southern District of New York (Case 1:17-cv-09922-RWS), a subsidiary of Avadel Pharmaceuticals plc (“Avadel”) along with its business partners, Serenity and Reprise, filed a motion for a preliminary injunction on July 23, 2018, to prevent Ferring from launching its recently approved Nocdurna product until the conclusion of the underlying patent infringement trial scheduled to begin in the first quarter of 2019. On October 26, 2018, the hearing enabling the parties to provide oral arguments relating to that preliminary injunction motion concluded. On November 8, 2018, the Court issued an Opinion and Order denying Avadel’s preliminary injunction motion. As a result, Ferring is not legally precluded from launching its Nocdurna product, subject to any outcome of the patent infringement trial.

Avadel disclosed additional information concerning potential competition from Nocdurna and relating litigation with Ferring in Avadel’s quarterly report on form 10-Q filed with the Securities and Exchange Commission on November 5, 2018 in Part I, Item 1 (“Financial Statements”) thereof under the caption “Note 18: Commitments and Contingencies – Litigation” and in Part II, Item 1A (“Risk Factors”) thereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
          AVADEL PHARMACEUTICALS PLC
          By:            /s/ Phillandas T. Thompson
           Phillandas T. Thompson
           Senior Vice President, General Counsel and Corporate Secretary

Date: November 9, 2018